Legg Mason Partners World Funds, Inc.:

Legg Mason Partners Inflation Management Fund



Sub-Item 77D (Revision to Investment Strategy)
Registrant incorporates by reference Registrant's Form 497
Supplement
dated July 12, 2006 filed on July 12, 2006.
(Accession No. 000119312506144962)